                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                        INTERNATIONAL ELECTRONICS, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                        INTERNATIONAL ELECTRONICS, INC.
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                        INTERNATIONAL ELECTRONICS, INC.

                    NOTICE OF SPECIAL MEETING IN LIEU OF THE
                         ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that a Special Meeting in Lieu of the Annual Meeting of Shareholders of International Electronics, Inc., a Massachusetts corporation (the "Company") will be held at the offices of Cohan, Rasnick, Myerson & Marcus, LLP, One State Street, Boston, Massachusetts 02109, at 10:00 a.m. on June 26, 1998 for the following purposes:

     1. To consider and act upon a proposal (i) to amend Article III of the Company's Articles of Organization to authorize 1,500,000 shares of preferred stock, $.01 par value per share; and (ii) to amend Article IV of the Company's Articles of Organization to authorize the Directors to establish one or more series of the authorized preferred stock and to authorize the Board of Directors to fix and determine the preferences, voting powers, qualifications and special or relative rights or privilege of each series, all as more particularly described in PROPOSAL ONE, an exhibit to the Company's Proxy Statement dated May 19, 1998.

     2. To consider and act upon a proposal to provide that amendments to the Articles of Organization may be by a majority vote of shareholders, all as more particularly described in PROPOSAL TWO in the Company's Proxy Statement dated May 19, 1998.

     3. To elect a Board of three Directors to serve until the next annual meeting and until their successors are chosen and qualified.

     4. To consider and act upon such other business or further business as may properly come before the meeting.

     Only shareholders of record at the close of business on May 1, 1998 are entitled to notice of and to vote at the meeting.

     Please complete, sign and date the enclosed proxy and mail it as promptly as possible in the enclosed self-addressed envelope. If you attend the meeting and desire to vote in person, the proxy will not be used.

                                    By order of the Board of Directors,


                                    Peter Myerson, Clerk

May 19, 1998

                        INTERNATIONAL ELECTRONICS, INC.
                              427 TURNPIKE STREET
                          CANTON, MASSACHUSETTS 02021

--------------------------------------------------------------------------------

                                PROXY STATEMENT

--------------------------------------------------------------------------------

                                    PURPOSE

     International Electronics, Inc. believes that it will lose its stock listing on NASDAQ if the proposal to authorize preferred stock is not approved by the shareholders. This Proxy is being solicited, in part, to try to reduce this possibility.

                                    GENERAL

     The accompanying proxy is solicited by the Board of Directors of International Electronics, Inc., a Massachusetts corporation (the "Company") for use at the Special Meeting of Shareholders to be held on June 26, 1998. The Board of Directors believes that the Company should amend its Articles of Organization to: (1) provide for a class of preferred stock, the terms of which will be determined by the Board of Directors; and (2) change the percentage of shares which are required to amend the Articles of Organization from two-thirds to a majority. The proposed amendments are attached as exhibits hereto, and are respectively identified as PROPOSAL ONE and PROPOSAL TWO. The accompanying Proxy will also be used in the election of the Company's Directors.

                               PROXY SOLICITATION

     Proxies in the accompanying form, properly executed and received prior to the meeting and not revoked, will be voted as specified, or if no instructions are given, will be voted in favor of the proposals described herein and for the election of the Directors proposed by the Company. Proxies may be revoked at any time prior to the meeting by written notice given to the clerk or assistant clerk of the Company. The cost of this solicitation shall be borne by the Company. The approximate date on which this Proxy Statement and the accompanying proxy card and Notice of Special Meeting of Shareholders will be mailed to shareholders is May 19, 1998. Solicitations of proxies may be made in person or by mail, telephone, electronic mail or facsimile by directors, officers and regular employees of the Company. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation thereof and all clerical and other expenses of solicitation will be borne by the Company.

                      INFORMATION AS TO VOTING SECURITIES

     Each issued and outstanding share of the Company's common stock, $.01 par value per share, is entitled to one vote. Only shareholders of record at the close of business on May 1, 1998 (the "record date") will be entitled to vote at the meeting. On that date there were 1,493,301 shares of the Company's common stock outstanding. The Company is presently authorized to issue 5,984,375 shares of the $.01 par value common stock of the Company.

                       REASONS FOR THE AMENDMENTS TO THE
                            ARTICLES OF ORGANIZATION

PROPOSAL ONE
------------

     The NASDAQ Stock Market, Inc., a subsidiary of the National Association of Securities Dealers, Inc. ("NASD") notified the Company by letter dated February 26, 1998 that the Company was not in compliance with the new net tangible asset requirements of the NASD. NASDAQ indicated to the Company that for this reason, the Company's securities were scheduled for delisting effective with the close of business on March 16, 1998. The Company requested a temporary exception to the new requirements. This temporary exemption was granted to permit the Company to file a written hearing which was filed with NASDAQ on March 27, 1998. NASDAQ has informed the Company that the hearing was scheduled for the week of April 6, 1998. Any delisting action will not occur until the NASD makes a written determination. Through May 13, 1998, the Company had not received the results of any hearing. If the NASD does not grant an exception to the requirement, the Company has the right to appeal such action.

     The Company's common stock is traded on the quotation system operated by NASDAQ. The new net tangible asset requirement of the NASD is two million dollars ($2,000,000). As of February 28, 1998, the Company's unaudited financial statements reflected net tangible assets of approximately $1,378,000. In an effort to satisfy this requirement, the Company has entered into a letter of intent with an investment banker (the "Investment Banker") with approximately 25 offices nationwide, pursuant to which the Company and the Investment Banker will seek to obtain investors in the Company. The Investment Banker has indicated to the Company that it believes that the best possibility for raising equity is for the Company to sell preferred stock in a private placement. The letter of intent describes a private placement of preferred stock which provides for dividends, a liquidation preference over common stock and its conversion into common stock of the Company. The investors and the Investment Banker will receive warrants in an amount which is as yet undetermined. The terms of any private placement may be materially different from the terms described in the letter of intent because of market or business conditions which exist at the time such terms are negotiated. It is not possible to determine at present the amount of dilution to existing shareholders of the Company except such dilution is likely to be significant. Although the letter of intent has been negotiated, the Company believes that many of the material terms of a private placement will be negotiated at a closing of such placement.

     The Investment Banker has advised the Company that at the present time, it cannot, with precision, define the terms and conditions which such preferred stock will have to provide with respect to conversion rights, dividend rates, preferences on liquidation, redemption rights and other matters. The Company believes that it must authorize a class of preferred stock, the terms of which will be set by the Board of Directors of the Company, so that if the proposal made by the Investment Banker to raise capital is acceptable to the Directors, the Directors will be able to authorize and set the terms of a class of preferred stock which has the characteristics required by investors obtained by the Investment Banker.

     Unless the Company is able to raise equity through the Investment Banker at this time, the Company does not expect to be able to meet the net tangible asset requirement of the NASD. Thus, the Company's stock would be delisted by NASDAQ. All the foregoing aside, there is no assurance that as a result of the hearing which had been scheduled for the week of April 6, 1998, the Company will receive a continuing temporary exemption to permit trading on NASDAQ. If the Company's request for an exception at the hearing is not allowed, the Company may elect to appeal the delisting decision by an in person or another written hearing. There can be no assurance that such an oral hearing or further written hearing will grant relief to the Company from the delisting decision. The Company cannot evaluate the prospects of receiving an exception. However, the Company sees no alternative but to proceed in the manner in which it is proceeding.

     The value of the NASDAQ listing to the Company is hopefully to enhance the liquidity of the Company's stock. Whether maintaining listing on NASDAQ provides actual liquidity depends on a number of things, including the volume of both buyers and sellers in the market for the Company's shares. However, if the proposal to authorize preferred shares is defeated, the Company believes that it will lose its NASDAQ listing, and this may make it more difficult for shareholders to trade the Company's stock. Even if these amendments are adopted, there can be no assurance that the Company will be able to continue to meet the net tangible asset requirement or the other NASD requirements.

                     EFFECT OF ISSUANCE OF PREFERRED SHARES

     If the proposal relating to the authorization of preferred stock is adopted, and such preferred stock is issued, it is likely that the holders of the preferred stock will have some priority rights senior to the rights of the common stock upon the assets of the Company upon liquidation and will have rights to convert the preferred stock into the common stock. Also, it is expected that the holders of the preferred stock will have other rights and will be paid dividends on the preferred stock. Otherwise, there will be no change in the preferences, voting powers, restrictions, qualifications, special or relative rights or privileges of the shares of the Company's common stock.

PROPOSAL TWO
------------

     The Board of Directors believes that the requirement of two-thirds (2/3) votes of all shares to authorize amendments to the Articles of Organization is not in the Company's best interest, and believes that the shareholders should be authorized to make changes to the Articles of Organization by a vote of a majority of the shares authorized and outstanding.

                           VOTE REQUIRED FOR APPROVAL

     A two-thirds (2/3) vote of the issued and outstanding shares of the Company's common stock is required to approve PROPOSAL ONE and PROPOSAL TWO described in this Proxy Statement. If the proposal to authorize the preferred shares is not approved, the likely result is that the Company will lose its listing on NASDAQ. Even if the proposal is approved, the Company may not find the terms proposed by the Investment Banker satisfactory and may choose to lose the listing on NASDAQ as opposed to providing equity to investors in an amount which will dilute the interests of the existing shareholders of the Company in a manner unacceptable to the Directors.

     MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.

                INFORMATION AS TO APPRAISAL RIGHTS, ADJOURNMENTS
                         OF MEETING AND USE OF PROXIES

     Proxies are valid for six months from the date they are signed by shareholders. Articles of Amendment must be filed with the Secretary of State of the Commonwealth of Massachusetts within 60 days of the meeting of shareholders, if PROPOSAL ONE and/or PROPOSAL TWO are approved. Shareholders will have no right of appraisal with respect to any of the proposals contained herein.

     If prior to the scheduled special meeting, a sufficient number of the Company's shareholders have not voted in favor of the PROPOSAL ONE, the Company may adjourn the meeting scheduled by the accompanying Notice of Special Meeting of Shareholders for the purpose of attempting to obtain additional votes in favor of the proposal.

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     Set forth below is information concerning ownership of the Company's common stock as of April 15, 1998, (i) by all persons known by the Company to own beneficially 5% or more of the outstanding common stock, (ii) by each director and each of the two executive officers of the Company named in the Summary Compensation Table appearing later in this proxy statement, and (iii) by all directors and executive officers as a group.

                                                       PERCENT OF
                                         NUMBER OF    COMMON STOCK
NAME                                    SHARES /(1)/   OUTSTANDING
--------------------------------------  ------------  -------------
EXECUTIVE OFFICERS AND DIRECTORS:

John Waldstein                          206,506/(2)/          12.9%
C/O International Electronics, Inc.
427 Turnpike Street
Canton, Massachusetts

Heath Paley                              36,222/(3)/           2.4%
C/O International Electronics, Inc.
427 Turnpike Street
Canton, Massachusetts


Diane Balcom                             14,060/(4)/           0.9%
3705 5/th/ Avenue
Pittsburgh, Pennsylvania

Robert Voosen/(5)/                            40,279           2.7%
15 Michelle Lane
Randolph, MA 02368

All executive officers and directors
     as a group (5 persons)             298,997/(6)/          17.9%

OTHER 5% SHAREHOLDERS:

Warren Paley                            217,267/(7)/          14.5%
3 Mill Street
New Baltimore, New York

/(1)/ Except as otherwise indicated below, the named owner has sole voting and investment power with respect to the shares set forth. No arrangements are known to the Company which may result in a change in control. The number of shares shown does include shares which may be acquired through the exercise of options and warrants, which are exercisable currently or within sixty (60) days after April 15, 1998.

/(2)/ Includes vested options and warrants to purchase an aggregate 105,667 shares of the Company's common stock granted at prices ranging from $.75 to $2.07 per share. Includes 6,234 shares of common stock held by Mr. Waldstein's wife. Mr. Waldstein disclaims beneficial ownership of these shares.

/(3)/ Includes vested options to purchase an aggregate 27,537 shares of the Company's common stock granted at prices ranging from $.75 to $6.48 per share.

/(4)/ Includes vested options and warrants to purchase an aggregate 12,512 shares of the Company's common stock granted to Diane Balcom and Balcom & Associates at prices ranging $.72 to $2.12 per share.

/(5)/ Mr. Voosen resigned as an officer of the Company in September 1997.

/(6)/ Includes vested options and warrants to purchase an aggregate 178,716 shares of the Company's common stock granted at prices ranging from $.72 to $6.48 per share.

/(7)/ Includes 3,333 shares of common stock held by Mr. Paley's wife. Mr. Paley disclaims beneficial ownership of these shares.

                             ELECTION OF DIRECTORS

     Shares represented by proxies in the enclosed form, unless the proxies otherwise direct, will be voted to elect the following individuals to the
Company's Board of Directors:   John Waldstein, Heath Paley and Diane Balcom.

     The following table sets forth the name and age of each executive officer, director and nominee of the Company. The narrative following the table describes the principal employment of each executive officer, director and nominee. For each person presently serving as director, the table sets forth the date on which he/she was first elected director.

                                        POSITION WITH                          DIRECTOR
NAME                           AGE       THE COMPANY                             SINCE
-----------------------------  ---  ----------------------           -----------------------------

John Waldstein                  44  Chairman of the Board,           1982
                                    President, Chief Executive
                                    Officer, Treasurer and
                                    Director

Christopher Hentschel           53  Vice President of Engineering

James C. Brierley, Jr.          47  Vice President of Sales and
                                    Marketing

Heath Paley                     49  Director                         1990

Diane Balcom                    55  Director                         1989

     Directors of the Company hold office until the shareholders' next annual meeting and thereafter until their successors are chosen and qualified. The officers of the Company hold office until their successors are chosen and qualified.

     The following is a summary of the background of those individuals listed in the above table:

     John Waldstein has been employed by the Company since 1978, has been Treasurer since March 1982, was Vice President between January 1983 and May 1988, Chief Operating Officer from February 1988 to May 1988, President and Chief Executive Officer since May 1988 and Chairman of the Board since November 1990. Mr. Waldstein has a three year employment contract with the Company.
The employment contract self renews for a three year term on May 1 of each year, the anniversary date of the employment contract. See "Executive Compensation - Compensation on Involuntary Termination".

     Christopher Hentschel was appointed the Company's Vice President of Engineering in March 1995 and had previously been Chief Engineer since 1989. Before joining the Company, Mr. Hentschel was a founder and Vice President of Engineering of Guard Aware, Inc.

     James C. Brierley, Jr. has been employed by the Company since October 1995. Initially engaged as a consultant to develop a business strategy for the Company's line of industrial access control products, he was appointed Director of Sales and Marketing in October 1997 and was appointed as Vice President of Sales and Marketing in April 1998. Prior to joining the Company, from September 1994 to September 1995 he was the Vice President of Product Marketing for The Shareholders Services Group, a division of First Data Corporation. From 1981 to June 1994 he was employed by Digital Equipment Corporation where he became Director of Product Management specializing in distributed database client server products.

     Heath Paley is a self-employed computer consultant. He had been the Company's director of Management Information Systems from September 1994 until May 1996 and was the Company's Chief Operating Officer and Executive Vice President from June 1990 to August 31, 1994. From 1983 to June 1990, Mr. Paley was President and a founder of Ecco Industries, Inc. From 1980 to 1983, he was President of the Maine Woods Shoe Division of Bennett Industries. Heath Paley is the son of Warren Paley.

     Diane Balcom became a member of the Board of Directors in July 1989. Since September 1997, Ms. Balcom has been the Director of Development for Children's Hospital of Pittsburgh. From August 1994 to August 1997, Ms. Balcom has been the Chapter Director of the Juvenile Diabetes Foundation of Western Pennsylvania. She has been an advisor to the Company on corporate and financial matters since 1985. From January 1989 to August 1994, Ms. Balcom operated a consulting practice which provided services related to private and public financing for small and medium sized companies. From March 1987 to January 1989, she served as Vice President and Chief Financial Officer for Environmental Diagnostics, Inc., a publicly-held company. Prior to that, Ms. Balcom held various senior management positions in corporate finance and research for 13 years with brokerage firms on the West Coast.

     During the fiscal year ending August 31, 1997, the Board of Directors held 10 meetings (including regularly scheduled, telephone, special meetings and actions by unanimous written consent).

     The Board of Directors has an audit committee but no nominating committee. The audit committee is comprised of John Waldstein, Heath Paley and Diane Balcom. The audit committee is responsible for financial oversight and review of potential conflicts of interest. The audit committee was formed on February 9, 1998, and has not had any scheduled meetings. The Company's compensation committee of the Board of Directors is comprised of Heath Paley and Diane Balcom. The compensation committee is responsible for evaluating and approving the compensation arrangements for each of the Company's executive officers, including the granting of options to purchase shares of common stock under the Company's Employee Stock Option Plans. The compensation committee, during the year ended August 31, 1997, held two meetings.

     At the last annual meeting, shareholders elected a Board of Directors for the ensuing year. The Board which was elected consisted of John Waldstein, Robert Voosen, Diane Balcom, Heath Paley and Robert Prager. Messrs. Voosen and Prager resigned as Directors during December 1997.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation for each of the last three fiscal years ending August 31, 1997, of the Company's President and Chief Executive Officer, and its Executive Vice President, the only other executive officer of the Company who received at least $100,000 of compensation during these years (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                  COMPENSATION
                                 ANNUAL                           ------------
                            COMPENSATION/(2)/                       OPTIONS         ALL OTHER
NAME                  YEAR       SALARY        COMMISSION/BONUS    (SHARES)     COMPENSATION/(1)/
--------------------  ----  -----------------  ----------------  -------------  -----------------
John Waldstein        1997   $135,000             $2,100/(4)/     10,000/(7)/          $9,180
President             1996    135,519              4,750/(5)/         --                9,180
Executive Officer     1995    135,519                 --          25,000/(3)/           9,180

Robert Voosen/(6)/    1997    100,000                 --           9,000/(7)/              --
Executive Vice        1996    100,416             12,349              --                   --
President             1995    100,000              5,889          20,000                   --

/(1)/ Represents the cost of a split dollar whole life insurance policy with a face value of $755,000 as of August 31, 1997. The Company is a beneficiary of such policy to the extent of all premiums paid upon the death of John Waldstein. Mr. Waldstein may purchase this policy upon termination of his employment for the then current cash surrender value.

/(2)/ Does not include perquisites which do not exceed 10% of annual salary.

/(3)/ Represents warrants granted to purchase 25,000 shares of common stock at an exercise price of $.74 per share exercisable for a ten year period in exchange for a personal guarantee of debt then held by the Federal Deposit Insurance Corporation.

/(4)/ Amount shown represents bonus earned by Mr. Waldstein in fiscal 1997 payable in fiscal 1998.

/(5)/ Amount shown represents bonus earned by Mr. Waldstein in fiscal 1996 payable in fiscal 1997.

/(6)/ Mr. Voosen resigned as an officer of the Company in September 1997.

/(7)/ Represents warrants to purchase 10,000 and 9,000 shares of common stock granted to Messrs. Waldstein and Voosen, respectively, at an exercise price of $2.12 per share exercisable for a ten year period.

     The Company's Board of Directors, commencing in fiscal 1993, established an annual bonus plan for officers and certain key employees. The available funds for the plan shall be up to five percent of income before taxes. The final amount and subsequent distribution to employees shall be determined by the Company's Compensation Committee.

COMPENSATION ON INVOLUNTARY TERMINATION

     John Waldstein has an employment contract with the Company which provides for certain compensation to be paid to him, if he is discharged by the Company without cause before the end of the term of his contract. Mr. Waldstein has a three year employment contract which self renews for a three year term on May 1 of each year, the anniversary date of his employment contract. John Waldstein's current minimum annual salary under his contract is $135,000. The salary of this officer is subject to performance reviews and annual adjustment by the Board of Directors of the Company. Mr. Waldstein's salary shall increase for inflation effective January 1, 1998.

     If the employment of John Waldstein is terminated by the Company without cause (including an involuntary relocation due to an acquisition), the Company is obligated to pay the greater of an amount equal to one times his salary on the date of termination or the salary to the conclusion of the contract period. As of May 1, 1998, John Waldstein's salary to the conclusion of his contract period is approximately $405,000.

WARRANTS GRANTED DURING FISCAL 1997

     The following table sets forth certain information with respect to the grant of stock warrants in fiscal 1997 to any of the Named Executive Officers.

                                             INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                      ---------------------------------------------------------       VALUE OF ASSUMED
                        NUMBER OF     PERCENT OF                                      ANNUAL RATES OF
                         SHARES     TOTAL WARRANTS                                     STOCK PRICE
                       UNDERLYING     GRANTED TO     EXERCISE                        APPRECIATION FOR
                        WARRANTS      EMPLOYEES        PRICE       EXPIRATION         WARRANT   TERM/(2)/
NAME                    GRANTED        IN YEAR       PER SHARE        DATE             5%($)     10%($)
--------------------  -----------   --------------   ---------   --------------     -------   -------

John Waldstein        10,000/(1)/         16.5         $2.12     Sept. 17, 2006      $13,333   $33,787
Robert Voosen/(3)/     9,000/(1)/         14.9          2.12     Sept. 17, 2006       11,999    30,409

/(1)/ The warrants vest annually over a four year period commencing on September
      17, 1996.

/(2)/ Amount represents hypothetical gains that could be achieved for the respective warrants if exercised at the end of the warrant term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective warrants were granted to their expiration date. This table does not take into account any appreciation in the price of the common stock.

/(3)/ Mr. Voosen resigned as an officer of the Company in September 1997.

YEAR END OPTION TABLE

     The following table sets forth the number and value of unexercised options held as of August 31, 1997 by the Named Executive Officers:

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR END OPTION VALUES

                                                               VALUE OF UNEXERCISED
                             NUMBER OF UNEXERCISED             IN-THE-MONEY OPTIONS AT
                         OPTIONS AT END OF FISCAL 1997         END OF FISCAL 1997/(2)/
                         -----------------------------         -----------------------
Name                     Exercisable      Unexercisable      Exercisable   Unexercisable
-----------------------  -----------      -------------      -----------   -------------
John Waldstein/(1)/       103,167/(3)/     10,500/(4)/          $80,997         $  533
Robert Voosen/(1)(5)/      33,167          19,500/(4)/           24,422          7,983


/(1)/ There were no options exercised during fiscal 1997.

/(2)/ Difference between the fair market value of the underlying common stock on November 5, 1997 and the option exercise price.

/(3)/ Includes warrants to purchase 25,000 shares of common stock.  See "Summary
      Compensation Table - Note 3 herein.

/(4)/ Includes warrants to purchase 10,000 and 9,000 shares of common stock granted to Messrs. Waldstein and Voosen, respectively, at an exercise price of $2.12 exercisable for a ten year period.

/(5)/ Mr. Voosen resigned as an officer of the Company in September 1997.

OTHER MATTERS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership with the Securities and Exchange Commission ("SEC") and the NASD. Executive officers, directors, and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     The Company believes that all filing requirements applicable under Section 16(a) to its executive officers, directors, and 10% stockholders were complied with for fiscal 1997 except that Ms. Balcom and Mr. Voosen are required to file a Form 5 late.

                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP has served as the Company's independent auditors since 1982. The Company's management anticipates that Deloitte & Touche LLP will also serve as the Company's auditors in connection with the financial statements to be prepared for the fiscal year ending August 31, 1998. No representative of Deloitte & Touche LLP is expected to attend the meeting of shareholders, and thus will not be available to respond to appropriate questions.

                           PROPOSALS BY SHAREHOLDERS

     Any shareholder who wishes to include a proposal for presentation at the next annual meeting of the Company must send such proposal to the Company and such proposal must be received by the Company no later than January 19, 1998. Any proposal submitted by a shareholder must comply with the provision of Rule 14A-8 of the Exchange Act of 1934 as amended.

                                 OTHER MATTERS

     As of the date hereof, the Company has not been informed of any matters to be presented for action at the meeting other than those listed in the notice of meeting and referred to herein. If any other matters come before the meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons named therein.

                     INFORMATION INCORPORATED BY REFERENCE

     The Company hereby incorporates by reference the Company's Annual Report for the fiscal year ending August 31, 1997 and the Company's Form 10-QSB for the quarter ending February 28, 1998.

     Shareholders are urged to sign the enclosed form of proxy and return it at once in the envelope enclosed for that purpose.

                              By order of the Board of Directors,


                              Peter Myerson, Clerk

May 19, 1998

PROPOSAL ONE


                       PROPOSED AMENDMENT TO ARTICLE III
                        OF THE ARTICLES OF ORGANIZATION
                        -------------------------------

     Article III of the Company's Articles of Organization is hereby amended to authorize the issuance of 1,500,000 shares of the Company's preferred stock, $.01 par value per share.

                        PROPOSED AMENDMENT TO ARTICLE IV
                        OF THE ARTICLES OF ORGANIZATION
                        -------------------------------

     Article IV of the Company's Articles of Organization is hereby amended as follows:

1. The Preferred Stock may consist of one or more series. The Board of Directors may, from time to time, establish and designate the different series and designate variations in the relative rights and preferences between the different series as provided below, but in all other respects all shares of the Preferred Stock shall be identical. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors.

2. Subject to the provisions hereof, the Board of Directors is authorized to establish one or more series of Preferred stock and, to the extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts, to fix and determine the preferences, voting powers, qualifications and special or relative rights or privileges of each series including, but not limited to:

     a. the number of shares to constitute such series and the distinguishing designation thereof;

     b. the dividend rate on the shares of such series and the preferences, if any, and the special and relative rights of such shares of such series as to dividends;

     c. whether or not the shares of such series shall be redeemable, and, if redeemable, the price, terms and manner of redemption;

     d. the preferences, if any, and the special and relative rights of the shares of such series upon liquidation of the Corporation;

     e. whether or not the shares of such series shall be subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund;

     f. whether or not the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class of stock of the Corporation and, if so, the conversion price or ratio and other conversion rights;

     g. the conditions under which the shares of such series shall have separate voting rights or no voting rights; and

     h. such other designations, preferences and relative, participating, option or other special rights and qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts.

     Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time authorize the issuance of additional shares of the same series.

PROPOSAL TWO


                        PROPOSED AMENDMENT TO ARTICLE VI
                        OF THE ARTICLES OF ORGANIZATION
                        -------------------------------

     Article VI of the Articles of Organization is hereby amended to add the following: "The shareholders of the corporation may amend the Articles of Organization by a majority vote of all issued and outstanding shares of the Company."

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints John Waldstein and Heath Paley and each of them, with full power of substitution, as the true and lawful attorney in fact and proxy for the undersigned to vote all shares of common stock of International Electronics, Inc. (the "Company") which the undesigned is entitled to vote at a Special Meeting of Shareholders to be held at the offices of Cohan, Rasnick, Myerson & Marcus, LLP, One State Street, Boston, Massachusetts 02109, at 10:00 a.m. on June 26, 1998 or any adjournment thereof; such proxy being directed to vote as specified below on the election of directors and other proposals and being authorized to vote in his own discretion for each proposal as to which a specified vote is not directed. The above named proxies are directed to vote all of the undersigned's shares as follows:

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES AND FOR THE PROPOSALS.

1. [ ] FOR [ ] AGAINST [ ] ABSTAIN To consider and act upon a proposal (i) to amend Article III of the Company's Articles of Organization to authorize 1,500,000 shares of preferred stock, $.01 par value per share; and (ii) to amend
Article IV of the Company's Articles of Organization to authorize the Directors to establish one or more series of the authorized preferred stock and to authorize the Board of Directors to fix and determine the preferences, voting powers, qualifications and special or relative rights or privileges of each series, all as more particularly described in PROPOSAL ONE, an exhibit to the Company's Proxy Statement dated May 19, 1998.

                  MANAGEMENT RECOMMENDS A VOTE FOR THIS ACTION

2. [ ] FOR [ ] AGAINST [ ] ABSTAIN To consider and act upon a proposal to provide that amendments to the Articles of Organization may be by a majority vote of shareholders, all as more particularly described in PROPOSAL TWO in the Company's Proxy Statement dated May 19, 1998.

                  MANAGEMENT RECOMMENDS A VOTE FOR THIS ACTION

3. [ ] FOR   [ ] AGAINST   [ ] WITHHOLD AUTHORITY  To elect a Board of three
Directors to serve until the next annual meeting and until their successors are chosen and qualified.

          John Waldstein            Heath Paley         Diane Balcom

INSTRUCTIONS:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, DRAW A
LINE THROUGH THE NOMINEE'S NAME ON THE LIST ABOVE.

4. [ ] FOR   [ ] AGAINST   [ ] ABSTAIN  To consider and act upon such other
business or further business as may properly come before the meeting.

                  MANAGEMENT RECOMMENDS A VOTE FOR THIS ACTION

     Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in this Proxy or their substitutes will vote in accordance with their best judgment.

     Please mark, sign, date and return the proxy card promptly using the enclosed envelope.


                                    --------------------------------------------
                                    Date



                                    --------------------------------------------
                                    Signature of Shareholder



                                    --------------------------------------------
                                    Signature of Shareholder


                                    IMPORTANT:   Please date this Proxy and sign
                                    Proxy exactly as your name appears hereon.
                                    If shares are held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign and their titles.